EXHIBIT 99.4  8-K ECOM ECOM.COM, INC. FILED MAY 31, 2005

                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D. C. 20549

                             FORM 8-K

                          CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                   Date of report: May 31, 2005
                  (Date of earliest event report)

                        eCom eCom.com, Inc.
     -------------------------------------------------------
     (Exact name of Registrant as specified in its charter)

        Florida                            65-0538051
 --------------------------------     -------------------
 (State or other jurisdiction            (IRS Employer
  of incorporation)                   Identification No.)

                             000-23617
                       ---------------------
                       (Commission File No.)


              100 Village Square Crossing Suite 202
                    Palm Beach Gardens, FL 33410
                           561-207-6395
 --------------------------------------------------------------
 (Address and Telephone Number of Principal Executive Offices)



 -------------------------------------------------------------
 (Former name or former address, if changed since last report)



                      Richard C. Turner
             100 Village Square Crossing Suite 202
                   Palm Beach Gardens, FL 33410
                          561-207-6395
   -----------------------------------------------------------
   (Name, Address and Telephone Number of Agent for Service)










INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.           Other Events.

CORPORATE RESOLUTION

The Board of Directors of the spinoff companies of eCom eCom.com, Inc. has passed the following resolution:

In order to facilitate a more reasonable share structure based on the spinoff company's existing financial assets, which illustrate a negative net worth, on May 26, 2005 the Board approved a resolution authorizing a 100-to-1 Reverse Split of the outstanding 49,955,112 shares of the below-referenced spinoffs of eCom eCom.com. The current shareholders of eCom represent 100 percent of the spinoff entities' shareholder base. This reverse split will bring the share value closer to the actual par value, and thereby enable the companies to attract necessary capital to complete future acquisitions, thereby enabling the post-acquisition company to be listed on the American Stock Exchange. On March 23, 2005, the spinoff companies received their respective SEC CIK Acceptance Filings, which are outlined below:

Name of                         SEC/EDGAR             Standard & Poor's
Spin-off Company                CIK No.                  Cusip  No.
- -----------------------------   ---------------       -----------------
USA Performance Products, Inc.  CIK 0001321509        90341L 10 2
eSecureSoft, Company            CIK 0001321511        296423 10 6
USAS Digital, Inc.              CIK 0001321508        90341K 10 4
Pro Card Corporation            CIK 0001321500        74270Q 10 0
AAB National Company            CIK 0001321506        000303 10 7
A Classifed Ad, Inc.            CIK 0001321499        00089Y 10 9
A Super Deal.com, Inc.          CIK 0001321507        00210R 10 6
Swap & Shop.Net Company         CIK 0001321510        869894 10 5

Each spinoff company will purchase its fractional shares at market price, thereby resulting in total outstanding shares of 499,503 as of May 27, 2005. The Record Date for each company is May 27, 2005, and each company's transfer agent has been instructed to issue and mail all share certificates to the shareholders of record as of May 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

eCom eCom.com, Inc.
(Registrant)

Date: May 31, 2005

  /s/ Richard C. Turner
Richard C. Turner
Chief Financial Officer

Investor Relations:
561-743-0377
jb@americancapitalholdings.com